  As filed with the Securities and Exchange Commission on March 7, 2001
                                                     Registration No. 333-
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  AMGEN INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                          95-3540776
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)


        One Amgen Center Drive
       Thousand Oaks, California                              91320-1789
(Address of Principal Executive Offices)                      (Zip Code)

                                 ____________

      Amended and Restated 1997 Special Non-Officer Equity Incentive Plan


                           (Full title of the plan)

                                 ____________

                             STEVEN M. ODRE, ESQ.
             Senior Vice President, General Counsel and Secretary
                                  Amgen Inc.
                            One Amgen Center Drive
                     Thousand Oaks, California 91320-1789
                    (Name and address of agent for service)
                                (805) 447-1000
         (Telephone Number, Including Area Code, of Agent For Service)

                                 ____________

                                  Copies to:
                               GARY OLSON, ESQ.
                               Latham & Watkins
                       633 West Fifth Street, Suite 4000
                      Los Angeles, California 90071-2007
                                (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                 Proposed               Proposed
       Title of             Amount               Maximum                Maximum
   Securities to be         to be           Offering Price Per          Aggregate              Amount of
      Registered          Registered            Share (1)           Offering Price (1)      Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock               5,000,000             $72.185                $360,925,000           $90,232.00
$.0001 par value
================================================================================================================

_________________________

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant's Common Stock on the Nasdaq National Market on March 2, 2001 ($72.185).

                               Page 1 of 9 pages
                        Exhibit Index appears on Page 7

                                    PART I

Item 1.   Plan Information

          Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.

                                    PART II

Item 3.   Incorporation of Documents by Reference

          The registrant, Amgen Inc., a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the year ended December 31, 2000; and

          B. Description of the Company's Common Stock, Contractual contingent payment rights and preferred share rights plan contained in the Registration Statements on Form 8-A filed with the SEC on September 7, 1983 and April 1, 1993, and the Forms 8-K filed with the SEC on February 28, 1997 and December 18, 2000, respectively.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act.

          The Company has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.   Exemption from Registration Claimed

          Not applicable.


                               Page 2 of 9 pages
                        Exhibit Index appears on Page 7

Item 8.   Exhibits

4.1 Amended and Restated 1997 Special Non-Officer Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000)

5* Opinion of Latham & Watkins as to the legality of the shares being registered.

23.1*          Consent of Ernst & Young LLP.

23.2*          Consent of Latham & Watkins (included in Exhibit 5 hereto).

24.1*          Powers of Attorney (included on page 5).

_______
*Filed herewith

Item 9.   Undertakings

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               Page 3 of 9 pages

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               Page 4 of 9 pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 7th day of March, 2001.

                              AMGEN INC.

                              By: /s/Kevin W. Sharer
                                  ---------------------------------------------
                                   Kevin W. Sharer
                                   Chairman of the Board, Chief Executive
                                   Officer and President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Amgen Inc., and each of us, do hereby constitute and appoint each and any of Kevin W. Sharer, Kathryn E. Falberg and Steven M. Odre, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signatures                       Title                        Date
        ----------                       -----                        ----

/s/ Kevin W. Sharer           Chairman of the Board, Chief       March 7, 2001
--------------------------    Executive Officer and President
Kevin W. Sharer


/s/ Kathryn E. Falberg        Senior Vice President, Finance     March 7, 2001
--------------------------    and Corporate Development, and
Kathryn E. Falberg            Chief Financial Officer


/s/ Barry D. Schehr           Vice President, Financial          March 7, 2001
--------------------------    Operations, and Chief Accounting
Barry D. Schehr               Officer


/s/ David Baltimore           Director                           March 7, 2001
--------------------------
David Baltimore


/s/ William K. Bowes, Jr.     Director                           March 7, 2001
--------------------------
William K. Bowes, Jr.

                               Page 5 of 9 pages

     Signatures                        Title                      Date
     ----------                        -----                      ----

/s/ Jerry D. Choate                   Director                 March 7, 2001
-----------------------------
Jerry D. Choate


/s/ Frederick W. Gluck                Director                 March 7, 2001
-----------------------------
Frederick W. Gluck


/s/ Franklin P. Johnson, Jr.          Director                 March 7, 2001
-----------------------------
Franklin P. Johnson, Jr.


/s/ Steven Lazarus                    Director                 March 7, 2001
-----------------------------
Steven Lazarus


/s/ Gilbert S. Omenn                  Director                 March 7, 2001
-----------------------------
Gilbert S. Omenn


/s/ Judith C. Pelham                  Director                 March 7, 2001
-----------------------------
Judith C. Pelham


/s/ J. Paul Reason                    Director                 March 7, 2001
-----------------------------
J. Paul Reason


/s/ Donald B. Rice                    Director                 March 7, 2001
-----------------------------
Donald B. Rice

                               Page 6 of 9 pages

                                 EXHIBIT INDEX

                                                                                          Sequentially
Exhibit                                                                                     Numbered
 Number                                Description                                            Page
-------                                -----------                                         --------
  4.1     Amended and Restated 1997 Special Non-Officer Equity Incentive Plan
          (incorporated by reference to the Registrant's Annual Report on Form
          10-K for the year ended December 31, 2000)............................

  *5      Opinion of Latham & Watkins regarding the legality of the shares
          being registered......................................................               8

  *23.1   Consent of Ernst & Young LLP..........................................               9

  *23.2   Consent of Latham & Watkins (included in opinion filed as Exhibit 5)..               8

  *24     Power of Attorney (included on signature page to Registration                        5
          Statement)............................................................

_________________
* Filed herewith.

                               Page 7 of 9 pages